As filed with the Securities and Exchange Commission on March 17, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

Blocks A & B, Portway Building Granta Park, Great Abington, Cambridge United Kingdom (Address of Principal Executive Offices)	CB21 6GS (Zip Code)

Amended and Restated Bicycle Therapeutics plc 2020 Equity Incentive Plan

Bicycle Therapeutics plc 2019 Employee Share Purchase Plan

(Full title of the plan)

Travis Thompson

Chief Financial Officer

Bicycle Therapeutics Inc.

4 Hartwell Place

Lexington, MA 02421

(Name and address of agent for service)

(617) 945-8155

(Telephone number, including area code, of agent for service)

Copy to:

Laura Berezin

Jaime L. Chase

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Bicycle Therapeutics plc (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional (a) 3,468,394 ordinary shares, nominal value £0.01 per share (the “Ordinary Shares”), of the Registrant under the Amended and Restated Bicycle Therapeutics plc 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2020 Plan on January 1, 2026 and (b) 430,000 Ordinary Shares under the Bicycle Therapeutics plc 2019 Employee Share Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares reserved and available for issuance under the ESPP on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on May 23, 2019 (File No. 333-231718), August 5, 2020 (File No. 333-240993), March 11, 2021 (File No. 333-254163), March 1, 2022 (File No. 333-263156), February 28, 2023 (File No. 333-270091), February 20, 2024 (File No. 333-277171), February 25, 2025 (File No. 333-285197), and October 30, 2025 (File No. 333-291168);

(b) the Registrant’s Annual Report on Form 10-K (File No. 001-38916) for the fiscal year ended December 31, 2025, filed with the Commission on March 17, 2026 (the “Annual Report”);

(c) the Registrant’s Current Reports on Form 8-K (File No. 001-38916) filed with the Commission on January 12, 2026, February 3, 2026 and March 17, 2026, (in each case, except for information contained therein which is furnished rather than filed); and

(d) the description of the Registrant’s Ordinary Shares and American Depositary Shares contained in Exhibit 4.6  to the Annual Report on Form 10-K (File No. 001-38916), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for documents or information deemed furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

3.1	Articles of Association, dated May 16, 2024 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-38916) filed with the Commission on August 6, 2024).

4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-231076), filed with the Commission on May 13, 2019).

4.2	Form of American Depositary Receipt (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-231076), filed with the Commission on May 13, 2019).

5.1	Opinion of Cooley (UK) LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Amended and Restated Bicycle Therapeutics plc 2020 Equity Incentive Plan (the “2020 Plan”) and forms of award thereunder (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K (File No. 001-38916), filed with the Commission on February 28, 2023).

99.2	Amendment No. 1 to the 2020 Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38916), filed with the Commission on August 8, 2025).

99.3	Bicycle Therapeutics plc 2019 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-231076), filed with the Commission on May 13, 2019).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, United Kingdom, on March 17, 2026.

BICYCLE THERAPEUTICS PLC

Name:	/s/ Kevin Lee
Kevin Lee, Ph.D., MBA
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Bicycle Therapeutics plc, hereby severally constitute and appoint Kevin Lee and Travis Thompson, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Bicycle Therapeutics plc and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on March 17, 2026.

Name	Title

/s/ Kevin Lee	Chief Executive Officer and Director
Kevin Lee, Ph.D., MBA	(Principal Executive Officer)

/s/ Travis Thompson	Chief Financial Officer
Travis Thompson	(Principal Financial and Accounting Officer)

/s/ Felix J. Baker	Chairman of the Board and Director
Felix J. Baker, Ph.D.

/s/ Janice Bourque	Director
Janice Bourque, MBA

/s/ Roger Dansey	Director
Roger Dansey, M.D.

/s/ Jose-Carlos Gutiérrez-Ramos	Director
Jose-Carlos Gutiérrez-Ramos, Ph.D.

/s/ Hervé Hoppenot	Director
Hervé Hoppenot

/s/ Alessandro Riva	Director
Alessandro Riva, MD

/s/ Stephen Sands	Director
Stephen Sands, MBA

/s/ Charles Swanton	Director
Charles Swanton, MD, PhD

/s/ Gregory Winter	Director
Sir Gregory Winter, FRS

/s/ Travis Thompson	Authorized Representative in the United States
Travis Thompson